                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WO HOLDINGS, INC.
                             A DELAWARE CORPORATION



                                       I.

         The undersigned, S.M. Hassan, hereby certifies that:

         ONE:  He is the duly elected and acting President of WO Holdings, Inc.

         TWO: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 31, 1996.

         THREE: This Amended and Restated Certificate of Incorporation restates, integrates and amends the corporation's Certificate of Incorporation filed on May 31, 1996 and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         FOUR: The text of the Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

                                      II.

         The name of this corporation is WO HOLDINGS, INC.

                                      III.

         The address of the registered office of the corporation in the State of Delaware is the Prentice Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is the Prentice Hall Corporation System, Inc.

                                      IV.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is six million five hundred thousand (6,500,000), of which four million seven hundred one thousand four hundred seventy six (4,700,476) shares shall be Common Stock and one million seven hundred ninety-eight





                                     1.

thousand five hundred twenty-four (1,799,168) shares shall be Preferred Stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share.

         B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Certificate of Incorporation shall be divided into series. The first series shall consist of 168,598 shares and is designated "Series A Preferred Stock." The second series shall consist of 1,606 shares and is designated "Series B Preferred Stock." The third series shall consist of 419,471 shares and is designated "Series C Preferred Stock." The fourth series shall consist of 355,829 shares and is designated "Series D Preferred Stock." The fifth series shall consist of 853,664 shares and is designated "Series E Preferred Stock." The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock are as set forth below in this Article IV(B). Any shares of authorized and unissued shares of Preferred Stock which have not been designated in a series may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is hereby authorized to provide for the issuance of all or any of the authorized and unissued shares of the Preferred Stock (which have not been designated in a series) in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in a Preferred Stock Designation or the corporation's Certificate of Incorporation ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock), prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 1. DIVIDEND PROVISIONS. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive dividends, out of any assets





                                     2.

legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, in an amount equal to that declared on a share of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted. No dividends (other than those payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) shall be paid on any Common Stock of the corporation during any fiscal year of the corporation until dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have been paid or declared and set apart during that fiscal year. Dividends (other than those payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) shall be paid contemporaneously and, if payment is less than full, then ratably to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

                 2.       LIQUIDATION PREFERENCES.

                          A.      In the event of any liquidation, dissolution
or winding up of this corporation, either voluntary or involuntary, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of
(A) the sum of (i) $33.364 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series E Preferred Stock and (ii) an amount equal to a 10% rate of return compounded annually, from the date of issuance of such stock through the date on which such payment is made, on the Original Series E Issue Price or (B) the value such holder would receive if each outstanding share of the Series E Preferred Stock had been converted into Common Stock pursuant to Section 3 hereof immediately prior to such liquidation, dissolution or winding up of this corporation. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series E Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the amount of such stock owned by each such holder.

         Subject to the payment in full of the liquidation preferences of the Series E Preferred Stock as provided above in this subparagraph (a) and to the rights of any series of Preferred





                                     3.

Stock which may from time to time come into existence, upon any such liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (A) the sum of (i) the "Original Series A Issue Price," "Original Series B Issue Price," "Original Series C Issue Price" or "Original Series D Issue Price," as applicable for each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and (ii)(w) in the case of the Series A Preferred Stock an amount equal to a 10% rate of return compounded annually from July 3, 1993 on the Original Series A Issue Price, (x) in the case of the Series B Preferred Stock, an amount equal to a 10% rate of return compounded annually from the date of issuance thereof on the Original Series B Issue Price (y) in the case of the Series C Preferred Stock an amount equal to a 10% rate of return compounded annually from November 14, 1994 on the Original Series C Issue Price, or (z) in the case of the Series D Preferred Stock, an amount equal to a 10% rate of return compounded annually from February 28, 1995 on the Original Series D Issue Price through the date on which such payment is made, or (B) the value such holder would have received if each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, had been converted into Common Stock pursuant to Section 3 hereof immediately prior to such liquidation, dissolution or winding up of this corporation. If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the payment in full of the liquidation preferences of the Series E Preferred Stock as provided in this subparagraph (a) and to the rights of any series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be distributed ratably among such holders in proportion to the amount of: (i) with respect to the holders of Series A Preferred Stock, the product of the Original Series A Issue Price plus the 10% rate of return on the Series A Issue Price as set forth above, multiplied by the number of shares of Series A Preferred Stock then held by such holder; (ii) with respect to the holders of Series B Preferred Stock, the product of the Original Series B Issue Price plus the 10% rate of return on the Series B Issue Price as set forth above, multiplied by the number of shares of Series B Preferred Stock then held by such holder; (iii) with respect to the Series C Preferred Stock, the product of the Original Series C Issue Price plus the 10% rate of return on the Series C Issue Price as set forth above, multiplied by the number of shares of Series C Preferred Stock then held by such holder; and (iv) with respect to the Series D Preferred Stock, the product of the Original Series D Issue Price plus the 10% rate of return on the Series D Issue Price as set forth above, multiplied by the number of shares of Series D Preferred Stock then held by such holder. The Original Series A Issue Price is $12.46, the





                                     4.

Original Series B Issue Price is $18.04, the Original Series C Issue Price is $30.216 and the Original Series D Issue Price is $23.89.

                          B.      After the completion of the distributions
required by subparagraph (a) of this Section 2 and any other distribution which may be required with respect to any series of Preferred Stock which may from time to time come into existence, the assets of this corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                          C.      Whenever any distribution provided for in
this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

                          D.      Any acquisition of the corporation by means
of merger or other form of corporate reorganization in which outstanding shares of this corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by this corporation of a transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of (other than the Public Offering (as defined herein) or any transfer of shares of the Company's securities to any of the parties to, and pursuant to the terms of, that certain Stockholders Agreement dated as of July 12, 1996 (the "Stockholders Agreement") by and among this corporation and the stockholders named therein) shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

                 3. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          A.      RIGHT TO CONVERT.

                                  (I)      Each share of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, without payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to any Series A Redemption Date, Series B Redemption Date, Series C Redemption Date, Series D Redemption Date or Series E Redemption Date (as such terms are defined in Section 4 of this Article IV(B)), at the office of this corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such share by the Conversion Price at the time in effect for such share. The Original Issue Price and the initial Conversion Price per share for shares of





                                     5.

Series A Preferred Stock shall be the Original Series A Issue Price, the Original Issue Price and the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the Original Issue Price and the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price (except that the Original Issue Price and the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series D Issue Price solely for the purposes of determining the number of shares of Common Stock or other securities or assets issuable upon conversion of shares of Series C Preferred Stock and any adjustments to such Conversion Price pursuant to this
Section 3, provided, however, that the Original Series C Issue Price shall not be affected for any other purpose), the Original Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the Original Issue Price and the initial Conversion Price per share for the Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 3(c) after July 12, 1996.

                                  (II)     Each share of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock immediately upon the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1 or similar form under the Securities Act of 1933, as amended, where (i) the gross proceeds to this corporation are not less than $20,000,000, and (ii) the product of the price per share to the public of the Common Stock times the number of shares of Common Stock outstanding immediately prior to the consummation of the underwritten sale (including any shares of Common Stock then issued or issuable upon conversion of the Preferred Stock) shall be not less than $140,000,000 (the "Public Offering").

                          B.      MECHANICS OF CONVERSION.  Before any holder
of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and shall give written notice by messenger, courier or mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to





                                     6.

have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until immediately prior to the closing of such sale of securities.

                          C.      CONVERSION PRICE ADJUSTMENTS OF PREFERRED
STOCK. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                                  (I)      (A)     With respect to the Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, if at any time or from time to time after July 12, 1996 (the "Series E Purchase Date") this corporation issues or sells, or is deemed by the express provisions of this subsection 3(c)(i) to have issued or sold, any Additional Stock (as defined below) for consideration per share which is less than both the fair market value of such Additional Stock as of the date of issuance and the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, in effect immediately prior to such issuance, then in each such case, the then existing Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, shall be forthwith reduced to the per share price received or deemed received by this corporation upon such issuance or sale, or deemed issuance or sale, of such Additional Stock. Any adjustment to the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock pursuant to the preceding sentence shall be effective as of the opening of business on the date of the issuance or sale, or deemed issuance or sale, of such Additional Stock by this corporation. Whenever this corporation issues or sells, or is deemed to issue or sell, any Additional Stock, the per share fair market value of the Additional Stock as of the date of such issuance or sale, or deemed issuance or sale, shall be determined in good faith by a majority of the disinterested directors on this corporation's Board of Directors; provided, however, that in the event any issuance or sale, or deemed issuance or sale, of Additional Stock represents fifteen percent (15%) or more of the Common Stock outstanding immediately following such





                                        7.

actual or deemed issuance or sale, then the per share fair market value of such Additional Stock shall be determined by an independent third party appraiser to be mutually selected by a majority of disinterested directors and the Investor Representatives (as defined in the Stockholders Agreement).

                                        (B)     No adjustment of the Conversion
Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to this subsection 3(c)(i) shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                        (C)     In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                        (D)     In the case of the issuance of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                        (E)     Solely for the purpose of
calculating the amount of any adjustment which is required, in the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                                                (1)      The aggregate maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                                (2)      The aggregate maximum
number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or





                                        8.

exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                                                (3)      In the event of any
change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                                (4)      Upon the expiration of
any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                                (5)      The number of shares
of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be approximately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

                                  (II)     "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the Series E Purchase Date, other than shares of Common Stock issued or issuable:

                                        (A)     upon conversion of shares of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;





                                        9.

                                        (B)     pursuant to a transaction
described in subsection 3(c)(iii) or (iv) hereof;

                                        (C)     to employees, consultants,
officers or directors of this corporation pursuant to a stock option plan, restricted stock option plan or other stock or employee incentive plan approved by a majority of the Investor Representatives (as defined below); provided that the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by this corporation in connection with termination of employment) does not exceed the number of Permitted Options (as defined in the Stockholders Agreement) (as adjusted for any stock splits);

                                        (D)     pursuant to a merger or
acquisition approved by a majority of the Investor Representatives.

                                  (III)    In the event the corporation should
at any time or from time to time after the Series E Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(c)(i)(E).

                                  (IV)     If the number of shares of Common
Stock outstanding at any time after the Series E Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                          D.      OTHER DISTRIBUTIONS.  In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii), then, in each such case for the purpose of this subsection





                                     10.

(3)(d), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                          E.      RECAPITALIZATIONS.  If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                          F.      NO IMPAIRMENT.  This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                          G.      NO FRACTIONAL SHARES AND CERTIFICATE AS TO
ADJUSTMENTS.

                                  (I)      No fractional shares shall be issued
upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D





                                        11.

Preferred Stock or Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                  (II)     Upon the occurrence of each
adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                          H.      NOTICES OF RECORD DATE.  In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                          I.      RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase





                                        12.

its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                          J.      NOTICES.  Any notice required by the
provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be deemed given if sent by messenger or courier or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                 4.       REDEMPTION.

                          A.      (I)      At any time beginning December 31,
1999, upon election (a "Series A Redemption Election") by the holders of at least 90% of the then outstanding Series A Preferred Stock, voting together as a single class, this corporation shall redeem all of the Series A Preferred Stock by paying in cash therefor a per share sum equal to (A) the Original Series A Issue Price for each share to be redeemed as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series A Preferred Stock plus (B) an amount (the "Series A Premium") equal to a 10% rate of return compounded annually, from July 3, 1993 through the date on which such payment is made, on the Original Series A Issue Price (such cash amount payable under this Section 4(a)(i) shall hereinafter be referred to as the "Series A Redemption Price"). The Series A Redemption Price shall be payable within 6 months after the Series E Preferred Stockholders have received the full Series E Redemption Price to the extent the Series E Preferred Stockholders have requested such redemption pursuant to Section 4(a)(v) or 4(a)(viii) (the date on which such payment is made, "Series A Redemption Date"). If the Series E Preferred Stockholders do not so elect to have their Series E Preferred Stock redeemed pursuant to Section 4(a)(v) or 4(a)(viii) then the Series A Preferred Stock shall be redeemed pursuant to Section 4(f) below; provided, however, that no redemption of Series A Preferred Stock shall be effected if, prior to such redemption, holders of shares of Series E Preferred Stock shall elect redemption of such shares pursuant to Section 4(b)(v) upon the occurrence of a Triggering Event that the Series E Stockholders are given notice of for the first time after the Series A Preferred Stockholders have elected redemption pursuant to this Section, or upon a liquidation, winding up or dissolution, unless and until such holders of Series E Preferred Stock have received the full Series E Redemption Price for such shares. On the Series A Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed on such Series A Redemption Date (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the applicable Series A Redemption Price for such shares. In the event that either the number of shares of Series A Preferred Stock required to be redeemed by the corporation on such Series A Redemption Date is less than the number of shares of Series A Preferred Stock represented by such certificate(s), or the corporation fails to pay the Series A Redemption Price for all of the shares of Series A Preferred Stock required to be redeemed on such Series A Redemption Date, the corporation shall reissue and deliver to such holder on such Series A Redemption Date a certificate representing the number of shares of Series A Preferred Stock which are not





                                        13.

required to be redeemed or for which the Series A Redemption Price has not been paid in full. Until the Series A Redemption Date, all unredeemed shares shall be deemed to be outstanding, and the Series A Premium shall continue to accrue until such shares are redeemed.

                                  (II)     At any time beginning December 31,
1999, upon election (a "Series B Redemption Election") by the holders of at least 90% of the then outstanding Series B Preferred Stock, voting together as a single class, this corporation shall redeem all of the Series B Preferred Stock by paying in cash therefor a per share sum equal to (A) the Original Series B Issue Price for each share to be redeemed as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series B Preferred Stock plus (B) an amount (the "Series B Premium") equal to a 10% rate of return compounded annually, from the date of issuance of such stock through the date on which such payment is made, on the Original Series B Issue Price (such cash amount payable under this Section 4(a)(ii) shall hereinafter be referred to as the "Series B Redemption Price"). The Series B Redemption Price shall be payable within 6 months after the Series E Preferred Stockholders have received the full Series E Redemption Price to the extent the Series E Preferred Stockholders have requested such redemption pursuant to
Section 4(a)(v) or 4(a)(viii) (the date on which such payment is made, "Series B Redemption Date"). If the Series E Preferred Stockholders do not so elect to have their Series E Preferred Stock redeemed pursuant to Section 4(a)(v) or 4(a)(viii) then the Series B Preferred Stock shall be redeemed pursuant to
Section 4(f) below; provided, however, that no redemption of Series B Preferred Stock shall be effected if, prior to such redemption, holders of shares of Series E Preferred Stock shall elect redemption of such shares pursuant to
Section 4(b)(v) upon the occurrence of a Triggering Event that the Series E Stockholders are given notice of for the first time after the Series B Preferred Stockholders have elected redemption pursuant to this Section, or upon liquidation, winding up or dissolution, unless and until such holders of Series E Preferred Stock have received the full Series E Redemption Price for such shares. On the Series B Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed on such Series B Redemption Date (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the applicable Series B Redemption Price for such shares. In the event that either the number of shares of Series B Preferred Stock required to be redeemed by the corporation on such Series B Redemption Date is less than the number of shares of Series B Preferred Stock represented by such certificate(s), or the corporation fails to pay the Series B Redemption Price for all of the shares of Series B Preferred Stock required to be redeemed on such Series B Redemption Date, the corporation shall reissue and deliver to such holder on such Series B Redemption Date a certificate representing the number of shares of Series B Preferred Stock which are not required to be redeemed or for which the Series B Redemption Price has not been paid in full. Until the Series B Redemption Date, all unredeemed shares shall be deemed to be outstanding, and the Series B Premium shall continue to accrue until such shares are redeemed.

                                  (III)    At any time beginning December 31,
1999, upon election (a "Series C Redemption Election") by the holders of at least two-thirds of the then outstanding Series C Preferred Stock, voting together as a single class, this corporation shall




                                        14.

redeem all of the Series C Preferred Stock by paying in cash therefor a per share sum equal to (A) the Original Series C Issue Price for each share of Series C Preferred Stock to be redeemed, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series C Preferred Stock plus (B) an amount (the "Series C Premium") equal to a 10% rate of return compounded annually, from November 14, 1994 through the date on which such payment is made, on the Original Series C Issue Price (such cash amount payable under this Section 4(a)(iii) shall hereinafter be referred to as the "Series C Redemption Price"). The Series C Redemption Price shall be payable within 6 months after the Series E Preferred Stockholders have received the full Series E Redemption Price to the extent the Series E Preferred Stockholders have requested such redemption pursuant to Section 4(a)(v) or 4(a)(viii) (the date on which such payment is made, the "Series C Redemption Date"). If the Series E Preferred Stockholders do not so elect to have their Series E Preferred Stock redeemed pursuant to Section 4(a)(v) or 4(a)(viii) then the Series C Preferred Stock shall be redeemed pursuant to Section 4(f) below; provided, however, that no redemption of Series C Preferred Stock shall be effected if, prior to such redemption, holders of shares of Series E Preferred Stock shall elect redemption of such shares pursuant to Section 4(b)(v) upon the occurrence of a Triggering Event that the Series E Stockholders are given notice of for the first time after the Series C Preferred Stockholders have elected redemption pursuant to this Section or to
Section 4(a)(vi), or upon liquidation winding up or dissolution, unless and until such holders of Series E Preferred Stock have received the full Series E Redemption Price for such shares. On the Series C Redemption Date, each holder of shares of Series C Preferred Stock shall surrender the certificate or certificates representing its shares of Series C Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series C Redemption Price for such shares. In the event that the corporation fails to pay the Series C Redemption Price for all of the shares of Series C Preferred Stock on the Series C Redemption Date, the corporation shall reissue and deliver to such holder on such Series C Redemption Date a certificate representing the number of shares of Series C Preferred Stock for which the Series C Redemption Price has not been paid in full. All unredeemed shares of Series C Preferred Stock shall be deemed to be outstanding and the Series C Premium shall continue to accrue until such shares are redeemed.

                                  (IV)     At any time beginning December 31,
1999, upon election (a "Series D Redemption Election") by the holders of at least two-thirds of the then outstanding Series D Preferred Stock, voting together as a single class, this corporation shall redeem all of the Series D Preferred Stock by paying in cash therefor a per share sum equal to (A) the Original Series D Issue Price for each share of Series D Preferred Stock to be redeemed, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series D Preferred Stock plus (B) an amount (the Series D Premium") equal to an 10% rate of return compounded annually, from February 28, 1995 through the date on which such payment is made, on the Original Series D Issue Price (such cash amount payable under this Section 4(a)(iv) shall hereinafter be referred to as the "Series D Redemption Price"). The Series D Redemption Price shall be payable within 6 months after the Series E Preferred Stockholders have received the full Series E Redemption Price to the extent the Series E Preferred Stockholders have requested such redemption pursuant to Section 4(a)(v) or 4(a)(viii) (the date on which such payment is made, the "Series D Redemption Date"). If the



                                        15.

Series E Preferred Stockholders do not so elect to have their Series E Preferred Stock redeemed pursuant to Section 4(a)(v) or 4(a)(viii) then the Series D Preferred Stock shall be redeemed pursuant to Section 4(f) below; provided, however, that no redemption of Series D Preferred Stock shall be effected if, prior to such redemption, holders of shares of Series E Preferred Stock shall elect redemption of such shares pursuant to Section 4(b)(v) upon the occurrence of Triggering Event that the Series E Stockholders are given notice of for the first time after the Series D Preferred Stockholder have elected redemption pursuant this Section or Section 4(a)(vii), or upon winding up or dissolution, liquidation unless and until such holders of Series E Preferred Stock have received the full Series E Redemption Price for such shares. On the Series D Redemption Date, each holder of shares of Series D Preferred Stock shall surrender the certificate or certificates representing its shares of Series D Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series D Redemption Price for such shares. In the event that the corporation fails to pay the Series D Redemption Price for all of the shares of Series D Preferred Stock on the Series D Redemption Date, the corporation shall reissue and deliver to such holder on such Series D Redemption Date a certificate representing the number of shares of Series D Preferred Stock for which the Series D Redemption Price has not been paid in full. All unredeemed shares of Series D Preferred Stock shall be deemed to be outstanding and the Series D Premium shall continue to accrue until such shares are redeemed.

                                  (V)      At any time beginning July 12, 2001,
upon election (a "Series E Redemption Election") by the holders of at least a majority of the then outstanding Series E Preferred Stock, voting together as a single class, this corporation shall redeem all of the Series E Preferred Stock by paying in cash therefor a per share sum equal to (A) the Original Series E Issue Price for each share of Series E Preferred Stock to be redeemed, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series E Preferred Stock plus (B) an amount (the "Series E Premium") equal to a 10% rate of return compounded annually, from the date of issuance of such Series E Preferred Stock through the date on which such payment is made, on the Original Series E Issue Price (such cash amount payable under this Section 4(a)(v) shall hereinafter be referred to as the "Series E Redemption Price"). The Series E Redemption Price shall be payable in twelve
(12) equal consecutive quarterly payments beginning on the 90th day after the date the corporation receives the Series E Redemption Election (the "Series E Redemption Date"). On the Series E Redemption Date, each holder of shares of Series E Preferred Stock shall surrender the certificate or certificates representing its shares of Series E Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series E Redemption Price for such shares. In the event that the corporation fails to pay the Series E Redemption Price for all of the shares of Series E Preferred Stock on the Series E Redemption Date, the corporation shall reissue and deliver to such holder on such Series E Redemption Date a certificate representing the number of shares of Series E Preferred Stock for which the Series E Redemption Price has not been paid in full. All unredeemed shares of Series E Preferred Stock shall be deemed to be outstanding and the Series E Premium shall continue to accrue until such shares are redeemed.





                                        16.

                                  (VI)     In the event of a Series A
Redemption Election, Series B Redemption Election, Series D Redemption Election or Series E Redemption Election or if any other redeemable security of the corporation is elected to be redeemed either by the corporation or the holder(s) thereof, the corporation shall give written notice of such event to each holder of Series C Preferred Stock not later than 10 days after the occurrence thereof. The holders of at least two-thirds of the then outstanding Series C Preferred Stock, voting together as a single class, may require the corporation to redeem all of the Series C Preferred Stock owned by such holder or holders by paying in cash therefor a per share price equal to the Series C Redemption Price as of the date on which such payment is made, by giving written notice to the corporation of such election within 30 days after receiving the notice referred to in the preceding sentence. Any election made by such holder or holders of the Series C Preferred Stock pursuant to this subsection 4(a)(vi) shall constitute a Series C Redemption Election and the corporation shall redeem all shares of Series C Preferred Stock pursuant to the procedures set forth in subsection 4(a)(iii) above, including the time and manner of payment of the Series C Redemption Price, as though such redemption was being effected pursuant to subsection 4(a)(iii).

                                  (VII)    In the event of a Series A
Redemption Election, Series B Redemption Election, Series C Redemption Election or Series E Redemption Election or if any other redeemable security of the corporation is elected to be redeemed either by the corporation or the holder(s) thereof, the corporation shall give written notice of such event to each holder of Series D Preferred Stock not later than 10 days after the occurrence thereof. The holders of at least two-thirds of the then outstanding Series D Preferred Stock, voting together as a single class, may require the corporation to redeem all of the Series D Preferred Stock owned by such holder or holders by paying in cash therefor a per share price equal to the Series D Redemption Price as of the date on which such payment is made, by giving written notice to the corporation of such election within 30 days after receiving the notice referred to in the preceding sentence. Any election made by such holder or holders of the Series D Preferred Stock pursuant to this subsection 4(a)(vii) shall constitute a Series D Redemption Election and the corporation shall redeem all shares of Series D Preferred Stock pursuant to the procedures set forth in subsection (a)(iv) above, including the time and manner of payment of the Series D Redemption Price, as though such redemption was being effected pursuant to subsection 4(a)(iv).

                                  (VIII)   In the event of a Series A
Redemption Election, Series B Redemption Election, Series C Redemption Election or Series D Redemption Election, or if any other redeemable security of the corporation is elected to be redeemed either by the corporation or the holder(s) thereof, the corporation shall give written notice of such event to each holder of Series E Preferred Stock not later than 10 days after the occurrence thereof. The holders of at least a majority of the then outstanding Series E Preferred Stock, voting together as a single class, may require the corporation to redeem all of the Series E Preferred Stock owned by such holder or holders by paying in cash therefor a per share price equal to the Series E Redemption Price as of the date on which such payment is made, by giving written notice to the corporation of such election within 30 days after receiving the notice referred to in the preceding sentence. Any election made by such holder or holders of the





                                        17.

Series E Preferred Stock pursuant to this subsection 4(a)(viii) shall constitute a Series E Redemption Election and the corporation shall redeem all shares of Series E Preferred Stock pursuant to the procedures set forth in subsection 4(a)(v) above, including the time and manner of payment of the Series E Redemption Price, as though such redemption was being effected pursuant to subsection 4(a)(v) and before any other redemption payments are made after such election.

                          B.      (I)      Notwithstanding subsection 4(a)(i),
if at any time after a Triggering Event (as defined in the Stockholders Agreement) has occurred and is continuing, the holders of at least 90% of the then outstanding shares of Series A Preferred Stock, voting together as a single class, elect to have the corporation redeem all of their shares of Series A Preferred Stock by delivering a written notice of such election to the corporation (a "Series A Trigger Redemption Election"), then the corporation shall redeem all of the shares of Series A Preferred Stock by paying in cash therefor a per share sum equal to the Original Series A Issue Price, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series A Preferred Stock, plus an amount equal to a 10% rate of return compounded annually, from July 3, 1993 through the date on which such payment is made, on the Original Series A Issue Price (such cash amount being referred to herein as the "Series A Trigger Price"), in a single installment on the 30th business day after the date on which the corporation receives the Series A Trigger Redemption Election (the "Series A Trigger Redemption Date"). On the Series A Trigger Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing its shares of Series A Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series A Trigger Price for such shares of Series A Preferred Stock. In the event that the corporation is unable to pay (or is legally prevented from the paying) the Series A Trigger Price for all of the shares of Series A Preferred Stock represented by such certificate(s), the corporation shall reissue and deliver to such holder a certificate representing the number of shares of Series A Preferred Stock for which the Series A Trigger Price has not been paid in full.

                                  (II)     Notwithstanding subsection 4(a)(ii),
if at any time after a Triggering Event has occurred and is continuing, the holders of 90% of the then outstanding shares of Series B Preferred Stock, voting together as a single class, elect to have the corporation redeem all of their shares of Series B Preferred Stock by delivering a written notice of such election to the corporation (a "Series B Redemption Election"), then the corporation shall redeem all of the shares of Series B Preferred Stock by paying in cash therefor a per share sum equal to the Original Series B Issue Price, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series B Preferred Stock, plus an amount equal to a 10% rate of return compounded annually, from the date of issuance of such stock through the date on which such payment is made, on the Original Series B Issue Price (such cash amount being referred to herein as the "Series B Trigger Price"), in a single installment on the 30th business day after the date on which the corporation receives the Series B Trigger Redemption Election (the "Series B Trigger Redemption Date"). On the Series B Trigger Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate or certificates representing its shares of





                                        18.

Series B Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series B Trigger Price for such shares of Series B Preferred Stock. In the event that the corporation is unable to pay (or is legally prevented from paying) the Series B Trigger Price for all of the shares of Series B Preferred Stock represented by such certificate(s), the corporation shall reissue and deliver to such holder a certificate representing the number of shares of Series B Preferred Stock for which the Series B Trigger Price has not been paid in full.

                                  (III)    Notwithstanding subsection
4(a)(iii), if at any time after a Triggering Event has occurred and is continuing, the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock, voting together as a single class, elect to have the corporation redeem all of their shares of Series C Preferred Stock by delivering a written notice of such election to the corporation (a "Series C Trigger Redemption Election"), then the corporation shall redeem all of the shares of Series C Preferred Stock by paying in cash therefor a per share sum equal to the Original Series C Issue Price, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series C Preferred Stock, plus an amount equal to a 10% rate of return compounded annually, from November 14, 1994 through the date on which such payment is made, on the Original Series C Issue Price (such cash amount being referred to herein as the "Series C Trigger Price"), in a single installment on the 30th business day after the date on which the corporation receives a Series C Trigger Redemption Election (the "Series C Trigger Redemption Date"). On the Series C Trigger Redemption Date, each holder of shares of Series C Preferred Stock shall surrender the certificate or certificates representing its shares of Series C Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series C Trigger Price for such shares of Series C Preferred Stock. In the event that the corporation is unable to pay (or is legally prevented from paying) the Series C Trigger Price for all of the shares of Series C Preferred Stock represented by such certificate(s), the corporation shall reissue and deliver to such holder a certificate representing the number of shares of Series C Preferred Stock for which the Series C Trigger Price has not been paid in full.

                                  (IV)     Notwithstanding subsection 4(a)(iv),
if at any time after a Triggering Event has occurred and is continuing, the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, voting together as a single class, elect to have the corporation redeem all of their shares of Series D Preferred Stock by delivering a written notice of such election to the corporation (a "Series D Trigger Redemption Election"), then the corporation shall redeem all of the shares of Series D Preferred Stock by paying in cash therefor a per share sum equal to the Original Series D Issue Price, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series D Preferred Stock, plus an amount equal to an 10% rate of return compounded annually, from February 28, 1995 through the date on which such payment is made, on the Original Series D Issue Price (such cash amount being referred to herein as the "Series D Trigger Price"), in a single installment on the 30th business day after the date on which the corporation receives a Series D Trigger Redemption Election (the "Series D Trigger Redemption Date"). On the Series D Trigger Redemption Date, each holder of shares of the Series D Preferred Stock shall





                                        19.

surrender the certificate or certificates representing its shares of Series D Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series D Trigger Price for such shares of Series D Preferred Stock. In the event that the corporation is unable to pay (or is legally prevented from paying) the Series D Trigger Price for all of the shares of Series D Preferred Stock represented by such certificate(s), the corporation shall reissue and deliver to such holder a certificate representing the number of shares of Series D Preferred Stock for which the Series D Trigger Price has not been paid in full.

                                  (V)      Notwithstanding any other provisions
hereof, (including without limitation subsection 4(a)(v)), if at any time after a Triggering Event (as defined in the Stockholders Agreement) has occurred and is continuing, the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a single class, elect to have the corporation redeem all of their shares of Series E Preferred Stock by delivering a written notice of such election to the corporation (a "Series E Trigger Redemption Election"), then the corporation shall redeem all of the shares of Series E Preferred Stock by paying in cash therefor a per share sum equal to the Original Series E Issue Price, as adjusted to reflect any stock split, combination, reclassification or similar event involving the Series E Preferred Stock, plus an amount equal to a 10% rate of return compounded annually, from the date of issuance of such Series E Preferred Stock through the date on which such payment is made, on the Original Series E Issue Price (such cash amount being referred to herein as the "Series E Trigger Price"), in a single installment on the 30th business day after the date on which the corporation receives the Series E Trigger Redemption Election (the "Series E Trigger Redemption Date"). On the Series E Trigger Redemption Date, each holder of shares of Series E Preferred Stock shall surrender the certificate or certificates representing its shares of Series E Preferred Stock (together with a proper assignment of such certificate(s)) to the corporation in exchange for payment of the Series E Trigger Price for such shares of Series E Preferred Stock. In the event that the corporation is unable to pay (or legally prevented from paying) the Series E Trigger Price for all of the shares of Series E Preferred Stock represented by such certificate(s), the corporation shall reissue and deliver to such holder a certificate representing the number of shares of Series E Preferred Stock for which the Series E Trigger Price has not been paid in full. For purposes of this Article IV, the term "Redemption Date" shall mean any Series A Redemption Date, Series B Redemption Date, Series C Redemption Date, Series D Redemption Date, Series E Redemption Date, Series A Trigger Redemption Date, Series B Trigger Redemption Date, Series C Trigger Redemption Date, Series D Trigger Redemption Date or Series E Trigger Redemption Date and the term "Redemption Price" shall mean any Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price, or Series A Trigger Price, Series B Trigger Price, Series C Trigger Price, Series D Trigger Price or Series E Trigger Price.

                                  (VI)     In the event of a Series A Trigger
Redemption Election, Series B Trigger Redemption Election, Series C Trigger Redemption Election, Series D Trigger Redemption Election and/or Series E Trigger Redemption Election, the Company shall give notice of such election to all other holders of its Preferred Stock within five (5) days of the Company's receipt of the first such Trigger Redemption Election.





                                        20.

                          C.      At least thirty (30), but no more than sixty
(60) days, prior to any Series A Redemption Date, Series B Redemption Date, Series C Redemption Date, Series D Redemption Date or Series E Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this corporation is located, notifying such holder of the redemption to be effected, specifying the applicable Redemption Date, the applicable Redemption Price, the place at which payments may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of shares of Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the first installment or the entire amount, as applicable, of the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after any Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of such shares of Preferred Stock that have been delivered for redemption (except the right to receive the applicable Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever.

                          D.      (I)      Notwithstanding any provision of
this Section 4 (other than Section 4(g)), the corporation shall not redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless and until all shares of Series E Preferred Stock which the corporation is obligated to redeem on such Redemption Date have been redeemed in full pursuant to this Section 4.

                                  (II)     Subject to the preceding priority
provision, if the funds of the corporation legally available for redemption of shares of Series E Preferred Stock are insufficient to pay in full the cash portion of the Series E Redemption Price for the total number of shares of Series E Preferred Stock to be redeemed on the Series E Redemption Date or Series E Trigger Redemption Date: (A) those funds which are legally available will be used to redeem the maximum possible number of shares of Series E Preferred Stock ratably among the holders of Series E Preferred Stock based on the Series E Redemption Price and the number of shares of Series E Preferred Stock then held by each such holder, and the shares of Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein; and (B) at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series E Preferred Stock, such funds will immediately be used to redeem, on the same pro rata basis as described in clause (A) above, the balance of the shares which the corporation has become obligated to redeem on the Series E Redemption Date or the Series E Trigger Redemption Date but which has not





                                        21.

been redeemed. The Series E Redemption Price for the shares of Series E Preferred Stock that are not redeemed by the corporation as required on the Series E Redemption Date or the Series E Trigger Redemption Date shall be adjusted so that from the date the corporation is required to redeem such shares of Series E Preferred Stock until the Series E Redemption Price is paid in full, the Series E Redemption Premium shall be 13% rather than 10% set forth in subsections 4(a)(v) and 4(b)(v).

                                  (III)    Subject to the payment in full of
the Series E Redemption Price to the extent that the holders of the Series E Preferred Stock have elected to have their shares of Series E Preferred Stock redeemed as provided above (except to the extent that Section 4(g) is applicable), the corporation shall redeem the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock for which a Redemption Election has been made (A) pursuant to Sections 4(a)(i)-(iv), 4(a)(vi) or 4(a)(vii) on a pro rata basis within 6 months after the Series E Preferred Stockholders have received the full Series E Redemption Price, and (B) pursuant to Section 4(b)(i)-(iv) on a pro rata basis on the 30th business day after the receipt by the corporation of the first Trigger Redemption Election pursuant to any such Section. If, at the time of any redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the funds of the corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are insufficient to pay in full the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price for the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock to be redeemed on the applicable series Redemption Date, then those funds which are legally available will be used to redeem the maximum possible number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock based on the product of the respective Series A Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price multiplied by the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held by each such holder. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such funds will immediately be used to redeem, on the same pro rata basis as described above, the balance of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which the corporation has become obligated to redeem on the applicable series Redemption Date but which has not been redeemed. The Series A Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price for the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that are not redeemed by the corporation as required on the applicable series Redemption Date shall be adjusted so that from the date the corporation is required to redeem such shares of Series A





                                        22.

Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and until the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price and Series D Redemption Price is paid in full, the Series A Redemption Premium, Series B Redemption Premium, Series C Redemption Premium and Series D Redemption Premium shall be 13% rather than 10% set forth herein.

                          E.      Three (3) days prior to any Redemption Date
this corporation shall deposit the cash Redemption Price of all outstanding shares of Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and, subject to the priority provisions set forth in subsections 4(d)(i), 4(d)(ii) and 4(d)(iii) to pay, on and after the date fixed for redemption, the applicable Redemption Price of the Series A Preferred Stock and/or the Series B Preferred Stock and/or the Series C Preferred Stock and/or the Series D Preferred Stock and/or the Series E Preferred Stock, as applicable, to the holders thereof upon surrender of their certificates.

                          F.      Subject to Sections 4(d)(i) and 4(g), in the
event that the holders of Series E Preferred Stock who have the option to have their shares of Series E Preferred Stock redeemed but elect not to have such shares of Series E Preferred Stock redeemed, all as pursuant to Sections 4(a)(v), 4(a)(viii) or 4(b)(v), then the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock who elect to have their shares redeemed pursuant to Sections 4(a)(i)-(iv), 4(a)(vi) or 4(a)(vii) shall have their shares redeemed in the manner and in the amounts set forth in Section 4(d)(iii) hereof, payable in twelve (12) equal consecutive quarterly payments beginning on the 90th day after the corporation receives the first Redemption Election pursuant to this Section 4.

                          G.      Section 4(d)(i) shall not apply in the event
that, but only in the event that, (i) any holders of Series E Preferred Stock who have the option to have their shares of Series E Preferred Stock redeemed as set forth in Sections 4(a)(v), 4(a)(viii) or 4(b)(v), initially elect not to have such shares of Series E Preferred Stock redeemed, and (ii) the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock make a Redemption Election (the "Initial Redemption Election"), and then (iii) the holders of Series E Preferred Stock make a redemption election subsequent to the Initial Redemption Election, which is not based on a subsequent independent Triggering Event that the Series E Stockholders are given notice of for the first time after the Initial Redemption Election (a "Subsequent Independent Triggering Event") or a liquidation, dissolution or winding up the corporation, in which event the corporation shall not redeem the shares of Series E Preferred Stock requested to be redeemed by the holders referred to in this clause (iii) unless and until
(A) the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock who made the Initial Redemption Election have received the respective full applicable Redemption Price for all the shares that





                                        23.

such holders elect to have redeemed pursuant to the applicable provisions of this Section 4 or (B) the occurrence of such a Subsequent Independent Triggering Event, liquidation, dissolution or winding up.

                 5.       VOTING RIGHTS.

                          A.      The holder of each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                          B.      (I)      Until the closing of Company's
Public Offering, the holders of the Series A Preferred Stock, voting together as a single class, shall have the right to select one director (the "Series A Investor Representative") and the holders of the Series C Preferred Stock, voting together as a single class, shall have the right to select one director (the "Series C Investor Representative") and the holders of the Series D Preferred Stock, voting together as a single class, shall have the right to select one director (the "Series D Investor Representative") and the holders of the Series E Preferred Stock, voting together as a single class, shall have the right to select one director (the "Series E Investor Representative"), and together with the Series A Investor Representative, the Series C Investor Representative and the Series D Investor Representative, the "Investor Representatives") as specified in the Stockholders Agreement; provided that, if any Series of Preferred Stock (or successor security pursuant to a merger, recapitalization or similar event) is no longer outstanding, pursuant to redemption, liquidation, conversion or to any other reason, such Series shall not be entitled to an Investor Representative and any Investor Representative then serving as a director of the Company shall resign immediately upon the completion of such redemption, liquidation, conversion or other event.

                                  Election of directors need not be by written
ballot, unless the bylaws of the corporation shall so provide.

                                  (II)     Notwithstanding the provisions of
subsection 5(b)(i), upon the occurrence of a Triggering Event, the holders of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each voting separately as a class, may elect to declare their respective Preferred Stock immediately redeemable, including a 10% premium in the manner provided in
Section 4(b) hereof. In addition, upon the occurrence of a Triggering Event, a majority of the Investor Representatives of each Series of Preferred Stock which has not been completely





                                        24.

redeemed shall thereafter be entitled to appoint one additional director or such equal number of additional directors so that the Preferred Stock representatives on the Board of Directors will comprise a majority of the Board of Directors in the manner set forth in Section 5 of the Stockholders Agreement. "Redeemable Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. If necessary, a majority of the Investor Representatives or the representatives of Redeemable Preferred Stock on the Board of Directors, as applicable, shall have the right to remove directors, as necessary, to create vacancies on the Board of Directors as provided for and in accordance with the provisions of Section 5.d of the Stockholders Agreement.

                                  (III)    If at any time, a vote of the
Investor Representatives is required and the Investor Representatives are not able to reach a majority decision, such decision shall be made by a majority of the entire Board of Directors.

                 6.       PROTECTIVE PROVISIONS.

                          A.      So long as shares of Series A Preferred Stock
are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class:

                                  (I)      authorize or issue, or obligate
itself to authorize or issue, additional shares of Common Stock, Preferred Stock or any other capital stock except (A) the issuance of shares of Common Stock pursuant to stock option plans or restricted stock plans approved by a majority of the Investor Representatives, (B) the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (C) issuances of shares of Common Stock upon the conversion of any convertible securities outstanding on or prior to the Series E Purchase Date,
(D) in connection with an acquisition or merger approved by a majority of the Investor Representatives; or (E) in an offering described in Section 6(d) of the Stockholders Agreement; or

                                  (II)     sell, convey, or otherwise dispose
of all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, in each case, unless approved as described in the Stockholders Agreement in Section 8(f); or

                                  (III)    alter or change the rights,
preferences or privileges of the shares of Series A Preferred Stock in a manner that adversely affects the holders of the Series A Preferred Stock;

                                  (IV)     increase the authorized number of
shares of Series A Preferred Stock;





                                        25.

                                  (V)      create any new class or series of
stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation; or

                                  (VI)     do any act or thing which would
result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                          B.      So long as shares of Series B Preferred Stock
are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class:

                                  (I)      alter or change the rights,
preferences or privileges of the shares of Series B Preferred Stock in a manner that adversely affects the holders of the Series B Preferred Stock;

                                  (II)     increase the authorized number of
shares of Series B Preferred Stock; or

                                  (III)    do any act or thing which would
result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                          C.      So long as shares of Series C Preferred Stock
are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, take any action set forth below; provided, however, that the approval of two-thirds of the then outstanding shares of Series C Preferred Stock, shall be required with respect to the actions described in subclause (iii)(A) below:

                                  (I)      authorize or issue, or obligate
itself to authorize or issue, additional shares of Common Stock, Preferred Stock or any other capital stock except (A) the issuance of shares of Common Stock pursuant to stock option plans or restricted stock plans approved by a majority of the Investor Representatives, (B) the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (C) issuances of shares of Common Stock upon the conversion of any convertible securities outstanding on or prior to the Series E Purchase Date,
(D) in connection with an acquisition or merger approved by a majority of the Investor Representatives; or (E) any offering described in Section 6(d) of the Stockholders Agreement; or





                                        26.

                                  (II)     sell, convey, or otherwise dispose
of all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, in each case, unless approved as described in the Stockholders Agreement in Section 8(f); or

                                  (III)    (A) alter or change the rights,
preferences or privileges of the shares of Series C Preferred Stock in a manner that adversely affects the holders of the Series C Preferred Stock; (B) increase the authorized number of shares of Series C Preferred Stock, (C) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting, dividends or upon liquidation; or

                                  (IV)     do any act or thing which would
result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                          D.      So long as shares of Series D Preferred Stock
are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, take any action set forth below:

                                  (I)      authorize or issue, or obligate
itself to authorize or issue, additional shares of Common Stock, Preferred Stock or any other capital stock except (A) the issuance of shares of Common Stock pursuant to stock option plans or restricted stock plans approved by a majority of the Investor Representatives, (B) the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (C) issuances of shares of Common Stock upon the conversion of any convertible securities outstanding on or prior to the Series E Purchase Date,
(D) in connection with an acquisition or merger approved by a majority of the Investor Representatives, or (E) any offering described in Section 6(d) of the Stockholders Agreement; or

                                  (II)     sell, convey or otherwise dispose of
all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, in each case, unless approved as described in the Stockholders Agreement in Section 8(f); or

                                  (III)    (A) alter or change the rights,
preferences or privileges of the shares of Series D Preferred Stock in a manner that adversely affects the holders of the Series D Preferred Stock; (B) increase the authorized number of shares of Series D Preferred Stock, (C) create any new class or series of stock or any other securities convertible into





                                        27.

equity securities of the corporation having a preference over, or being on a parity with the Series D Preferred Stock with respect to voting, dividends or upon liquidation; or

                                  (IV)     do any act or thing which would
result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                          E.      So long as shares of Series E Preferred Stock
are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 51% of the then outstanding shares of Series E Preferred Stock, take any action set forth below:

                                  (I)      authorize or issue, or obligate
itself to authorize or issue, additional shares of Common Stock, Preferred Stock or any other capital stock except (A) the issuance of shares of Common Stock pursuant to stock option plans or restricted stock plans approved by a majority of the Investor Representatives, (B) the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (C) issuances of shares of Common Stock upon the conversion of any convertible securities outstanding on or prior to the Series E Purchase Date;
(D) in connection with an acquisition or merger approved by a majority of the Investor Representatives; or (E) any offering described in Section 6(d) of the Stockholders Agreement; or

                                  (II)     sell, convey, or otherwise dispose
of all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, in each case, unless approved as described in the Stockholders Agreement in Section 8(f); or

                                  (III)    (A) alter or change the rights,
preferences or privileges of the shares of Series E Preferred Stock in a manner that adversely affects the holders of the Series E Preferred Stock; (B) increase the authorized number of shares of Series E Preferred Stock or (C) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends or upon liquidation; or

                                  (IV)     do any act or thing which would
result in taxation of the holders of shares of the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         C. STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of





                                        28.

Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         D.      COMMON STOCK.

                 1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

                 2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

                 3.       REDEMPTION.  The Common Stock is not redeemable.

                 4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meetings in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
                                       V.

         A. To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         B. No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director
(1) shall have breached the director's duty of loyalty to the corporation or its stockholders, (2) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (3) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (4) shall have derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be





                                        29.

eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         C. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director of officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contact rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

                                        (1)      If a claim under this Article
V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the Sate of Delaware.





                                        30.

                                        (2)      If the General Corporation Law
of the State of Delaware is hereafter amended to permit the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         D. Any repeal or modification of any of the foregoing provisions of this Article V, including without limitation, any contractual rights arising under or authorized by it, shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.





                                        31.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on July 12, 1996.


                                        /s/ S.M. HASSAN
                                        ----------------------------
                                        S.M. Hassan
                                        President




                                      32.